Exhibit 3.2

BY-LAWS

OF

HERITAGE COMMERCE CORP

(a California corporation)

as amended on September 27, 2001

TABLE OF CONTENTS
(continued)

Page

Section 1.	OFFICES	1

1.1	Principal Office	1

1.2	Other Offices	1

Section 2.	DIRECTORS	1

2.1	Exercise of Corporate Powers	1

2.2	Number	1

2.3	Qualification of Directors	1

2.4	Compensation	1

2.5	Election and Term of Office	1

2.6	Annual Review of Board Policy Statement and Director Nominations	1

2.7	Election of Officers of the Board	1

2.8	Vacancies	1

2.9	Nominations for Election of Directors	2

2.10	Removal	2

Section 3.	OFFICERS	3

3.1	Election and Qualifications	3

3.2	Term of Office and Compensation	3

3.3	Removal and Vacancies	3

Section 4.	CHAIRMAN OF THE BOARD	3

4.1	Powers and Duties	3

Section 5.	PRESIDENT	3

5.1	Powers and Duties	3

5.2	President pro tem	3

Section 6.	VICE PRESIDENT	3

6.1	Powers and Duties	3

Section 7.	SECRETARY	3

7.1	Powers and Duties	3

Section 8.	CHIEF FINANCIAL OFFICER	4

8.1	Powers and Duties	4

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Section 9.	COMMITTEES OF THE BOARD	4

9.1	Appointment and Procedure	4

9.2	Powers	8

9.3	Executive Committee	5

Section 10.	MEETINGS OF SHAREHOLDERS	5

10.1	Place of Meetings	5

10.2	Time of Annual Meetings	5

10.3	Special Meetings	5

10.4	Notice of Meetings	5

10.5	Delivery of Notice	6

10.6	Adjourned Meetings	6

10.7	Consent to Shareholders’ Meeting	6

10.8	Quorum	6

10.9	Voting Rights	6

10.10	Determination of Holders of Record	6

10.11	Elections for Directors	6

10.12	Proxies	7

10.13	Inspectors of Election	7

Section 11.	MEETINGS OF DIRECTORS	7

11.1	Place of Meetings	7

11.2	Regular Meetings	7

11.3	Special Meetings	7

11.4	Notice of Meetings	7

11.5	Quorum	7

11.6	Adjourned Meetings	7

11.7	Waiver of Notice and Consent	7

11.8	Action Without a Meeting	7

11.9	Conference Telephone Meetings	8

11.10	Meetings of Committees	8

Section 12.	SUNDRY PROVISIONS	8

12.1	Instruments in Writing	8

12.2	Fiscal Year	8

12.3	Shares Held by the Corporation	8

12.4	Certificates of Stock	8

12.5	Lost Certificates	8

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12.6	Certification and Inspection of By-Laws	8

12.7	Notices	8

12.8	Reports to Shareholders	8

12.9	Indemnification of Directors, Officers and Employees	8

Section 13.	CONSTRUCTION OF BY-LAWS WITH REFERENCE TO PROVISIONS OF LAWS	9

13.1	Definitions	9

13.2	By-Law Provisions Additional and Supplemental to Provisions of Law	9

13.3	By-Law Provisions Contrary to or Inconsistent with Provisions of Law	9

Section 14.	ADOPTION, AMENDMENT OR REPEAL OF BY-LAWS	9

14.1	By Shareholders	9

14.2	By the Board of Directors	9

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BY-LAWS
OF
HERITAGE COMMERCE CORP
(a California corporation)

as amended on September 27, 2001

Section 1. OFFICES

1.1 Principal Office.  The principal office for the transaction of the business of the corporation shall be located at 150 Almaden Boulevard, City of San Jose, County of Santa Clara, State of California.  The Board of Directors is hereby granted full power and authority to change said principal office to another location within or without the State of California.

1.2 Other Offices.  One or more branch or other subordinate offices may at any time be fixed and located by the Board of Directors at such place or places within or without the State of California as it deems appropriate.

Section 2. DIRECTORS

2.1 Exercise of Corporate Powers.  Except as otherwise provided by the Articles of Incorporation of the corporation or by the laws of the State of California now or hereafter in force, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors.  The Board may delegate the management of the day-to-day operation of the business of the corporation as permitted by law, provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

2.2 Number.  The number of the corporation’s directors shall be not less than eleven nor more than twenty-one, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board or by resolution of a majority of the shareholders at any meeting thereof.

2.3 Qualification of Directors.  No person shall be a member of the board of directors who is a director, executive officer, branch manager or trustee for any unaffiliated commercial bank, savings bank, trust company, savings and loan association, building and loan association, industrial bank or credit union that is engaged in business in (i) any city, town or village in which the corporation or any affiliate or subsidiary thereof has offices, or (ii) any city, town or village adjacent to a city, town or village in which the corporation or any affiliate or subsidiary thereof has offices.  The Board of Directors of the corporation, or a committee thereof, shall determine whether any person who seeks to become a director complies with the provisions of this Section 2.3.  The directors of the corporation need not be shareholders of the corporation.

2.4 Compensation.  Directors shall receive such compensation for their services as directors and such reimbursement for their expenses of attendance at meetings as may be determined from time to time by resolution of the Board.  Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

2.5 Election and Term of Office.  At each annual meeting of shareholders, directors shall be elected to hold office until their respective successors have been elected and qualified, provided that, if for any reason, said annual meeting or an adjournment thereof is not held or the directors are not elected thereat, then the directors may be elected at any special meeting of the shareholders called and held for that purpose.  The term of office of the directors shall begin immediately after their election and shall continue until the expiration of the term for which elected and until their respective successors have been elected and qualified.

2.6 Annual Review of Board Policy Statement and Director Nominations.  The Board Directors shall adopt and maintain a Board Policy Statement which shall establish standards and provide guidance to the Board with respect to legal issues, attendance at Board and Board committee meetings, and related issues of director participation in Board and corporate activities.  The Board of Directors shall, at a meeting of the Board during the fourth quarter of each year, consider the following:  the Board Policy Statement and the performance of the Board and of individual Board members in light of the requirements of the Board Policy Statement the structure, function and membership of Board committees; strategies for increasing the effectiveness of the Board; the Board’s nominations for the Board of Directors at the following year’s annual meeting of the corporation’s shareholders; and nominees for positions as officers of the Board.

2.7 Election of Officers of the Board.  The Board of Directors shall, at its regularly scheduled meeting in December of each year, consider the organization of the Board, the Board’s nominations for the Board of Directors at the following year’s annual meeting of the corporation’s shareholders, the election of officers of the Board, and any other business that results from the Board’s annual review of the Board Policy Statement.  Officers of the Board shall be elected for one-year terms.  The unexpired term of any Board officer who ceases to be a member of the Board of Directors during his or her term as a Board officer may, at the discretion of the remaining Board members, be filled through the election another Board member to fill the unexpired term.

2.8 Vacancies.  A vacancy or vacancies in the Board of Directors shall exist when any authorized position of director is not then filled by a duly elected director, whether caused by death, resignation, removal, change in the authorized number of directors (by the Board or the shareholders) or otherwise.  The Board of Directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of a felony.  Except for a vacancy created by the removal of a director, vacancies on the Board may be filled by approval of the board or, if the number of directors then in office is less than a quorum, by (1) the unanimous written consent of the directors then in office, (2) the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice, or (3) a sole remaining director.  A vacancy created by the removal of a director may be filled only by the approval of the shareholders.  The shareholders may elect a director at any time to fill any vacancy not filled by the directors.  Any director may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation.  If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

2.9 Nomination, Classification, Election and Term of Office.

(a) Nomination for election of directors may be made by the Board of Directors or by any holder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors.  Notice of intention to make any nominations shall be made in writing and shall be delivered or mailed to the President of the Corporation not less than 21 days nor more than 60 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 21 days’ notice is given to shareholders, such notice of intention to nominate shall be mailed or delivered to the President of the Corporation not later than the close of business on the tenth day following the day on which the notice of such meeting is sent by third class mail (if permitted by law), no notice of intention to make nominations shall be required.  Such notification shall contain the following information to the extent known to the notifying shareholder:

(1) the name and address of each proposed nominee;

(2) the principal occupation of each proposed nominee;

(3) the number of shares of capital stock of the Corporation owned by each proposed nominee;

(4) the name and residence address of the notifying shareholder, and

(5) the number of shares of capital stock of the Corporation owned by the notifying shareholder.

(6) the number of shares of capital stock of any bank, bank holding company, savings and loan association or other depository institution owned beneficially by the nominee or by the notifying shareholder and the identities and locations of any such institutions.

(7) whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged bankrupt.

(8) a statement regarding the nominee’s compliance with Section 2.3 of these Bylaws.

Nominations not made in accordance herewith may, in the discretion of the Chairman of the meeting, be disregarded and upon the Chairman’s instructions, the inspectors of election can disregard all votes cast for each such nominee.  A copy of this paragraph shall be set forth in a notice to shareholders of any meeting at which directors are to be elected.

(b) In the event that the authorized number of directors shall be fixed at nine (9) or more, the Board of Directors shall be divided into three classes, designated Class I, Class II and Class III.  Each class shall consist of one-third of the directors or as close an approximation as possible.  The initial term of office of the directors of Class I shall expire at the annual meeting to be held during fiscal year 2002, the initial term of office of the directors of Class II shall expire at the annual meeting to be held during fiscal 2003 and the initial term of office of the directors of Class III shall expire at the annual meeting to be held during fiscal year 2004.  At each annual meeting, commencing with the annual meeting to be held during fiscal year 2002, each of the successors to the directors of the class whose term shall have expired at such annual meeting shall be elected for a term running until the third annual meeting next succeeding his or her election and until his or her successor shall have been duly elected and qualified.

In the event that the authorized number of directors shall be fixed with at least six but less than nine, the Board of Directors shall be divided into two classes, designated Class I and Class II.  Each class shall consist of one-half of directors or as close an approximation as possible.  At each annual meeting, each of the successors to the directors of the class whose term shall have expired at such annual meeting shall be elected for a term running until the second annual meeting next succeeding his or her election and until his or her successor shall have been duly elected and qualified.

Notwithstanding the rule that the classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior death, resignation or removal.

At each annual election, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes.

This section may only be amended or repealed by approval of the Board of Directors and the outstanding shares (as defined in Section 152 of the California General Corporation Law) voting as a single class, notwithstanding Section 903 of the California General Corporation Law.

2.10 Removal.

(a) Any or all of the directors may be removed without cause if such removal is approved by the affirmative vote of a majority of the outstanding shares entitled to vote at an election of directors, subject to the following:

(1) A director may not be removed if the votes cast against removal of the director, or not consenting in writing to the removal, would be sufficient to elect the director if voted cumulatively (without regard to whether shares may otherwise be voted cumulatively) at an election at which the same total number of votes were cast (or, if the action is taken by written consent, all shares entitled to vote were voted) and either the number of directors elected at the most recent annual meeting of shareholders, or if greater, the number of directors for whom removal is being sought, were then being elected.

(2) When by the provisions of the Articles the holders of the shares of any class or series, voting as a class or series, are entitled to elect one or more directors, any director so elected may be removed only by the applicable vote of the holders of the shares of that class or series.

(b) Any reduction of the authorized number of directors or amendment reducing the number of classes of directors does not remove any director prior to the expiration of the director’s term of office.

Section 3. OFFICERS

3.1 Election and Qualifications.  The officers of this corporation shall consist of a President, one or more Vice Presidents, a Secretary and a Chief Financial Officer who shall be chosen by the Board of Directors and such other officers, including a Chairman of the Board, as the Board of Directors shall deem expedient, all of whom shall be chosen in such manner and hold their offices for such terms as the Board of Directors may prescribe.  Any two or more of such offices may be held by the same person.  Any Vice President, Assistant Treasurer or Assistant Secretary, respectively, may exercise any of the powers of the President, the Chief Financial Officer, or the Secretary, respectively, as directed by the Board of Directors and shall perform such other duties as are imposed upon such officer by the By-Laws or the Board of Directors.

3.2 Term of Office and Compensation.  The term of office and salary of each of said officers and the manner and time of the payment of such salaries shall be fixed and determined by the Board of Directors and may be altered by said Board from time to time at its pleasure, subject to the rights, if any, of said officers under any contract of employment.

3.3 Removal and Vacancies.  Any officer of the corporation may be removed at the pleasure of the Board of Directors at any meeting or by vote of shareholders entitled to exercise the majority of voting power of the corporation at any meeting or at the pleasure of any officer who may be granted such power by a resolution of the Board of Directors.  Any officer may resign at any time upon written notice to the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party.  If any vacancy occurs in any office of the corporation, the Board of Directors may elect a successor to fill such vacancy for the remainder of the unexpired term and until a successor is duly chosen and qualified.

Section 4. CHAIRMAN OF THE BOARD

4.1 Powers and Duties.  The Chairman of the Board of Directors, if there be one, shall have the power to preside at all meetings of the Board of Directors, and to call meetings of the shareholders and of the Board of Directors to be held within the limitations prescribed by law or by these By-Laws, at such times and at such places as the Chairman of the Board shall deem proper.  The Chairman of the Board shall have such other powers and shall be subject to such other duties as the Board of Directors may from time to time prescribe.

Section 5. PRESIDENT

5.1 Powers and Duties.  The powers and duties of the President are:

(a) To act as the chief executive officer of the corporation and, subject to the control of the Board of Directors, to have general supervision, direction and control of the business and affairs of the corporation.

(b) To preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors.

(c) To call meetings of the shareholders and also of the Board of Directors to be held, subject to the limitations prescribed by law or by these By-Laws, at such times and at such places as the President shall deem proper.

(d) To affix the signature of the corporation to all deeds, conveyances, mortgages, leases, obligations, bonds, certificates and other papers and instruments in writing which have been authorized by the Board of Directors or which, in the judgment of the President, should be executed on behalf of the corporation, to sign certificates for shares of stock of the corporation and, subject to the direction of the Board of Directors, to have general charge of the property of the corporation and to supervise and control all officers, agents and employees of the corporation.

5.2 President pro tem.  If neither the Chairman of the Board, the President, nor any Vice President is present at any meeting of the Board of Directors, a President pro tem may be chosen to preside and act at such meeting.  If neither the President nor any Vice President is present at any meeting of the shareholders, a President pro tern may be chosen to preside at such meeting.

Section 6. VICE PRESIDENT

6.1 Powers and Duties.  In case of the absence, disability or death of the President, the Vice President, or one of the Vice Presidents, shall exercise all the powers and perform all the duties of the President If there is more than one Vice President, the order in which the Vice Presidents shall succeed to the powers and duties of the President shall be as fixed by the Board of Directors.  The Vice President or Vice Presidents shall have such other powers and perform such other duties as may be granted or prescribed by the Board of Directors.

Section 7. SECRETARY

7.1 Powers and Duties.  The powers and duties of the Secretary are:

(a) To keep a book of minutes at the principal office of the corporation, or such other place as the Board of Directors may order, of all meetings of its directors and shareholders with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors meetings, the number of shares present or represented at shareholders’ meetings and the proceedings thereof.

(b) To keep the seal of the corporation and to affix the same to all instruments which may require it.

(c) To keep or cause to be kept at the principal office of the corporation, or at the office of the transfer agent or agents, a share register, or duplicate share registers, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for shares, and the number and date of cancellation of every certificate surrendered for cancellation.

(d) To keep a supply of certificates for shares of the corporation, to fill in all certificates issued, and to make a proper record of each such issuance; provided, that so long as the corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents.

(e) To transfer upon the share books of the corporation any and all shares of the corporation; provided, that so long as the corporation shall have one or more duly appointed and acting transfer agents of the shares, or any class or series of shares, of the corporation, such duties with respect to such shares shall be performed by such transfer agent or transfer agents, and the method of transfer of each certificate shall be subject to the reasonable regulations of the transfer agent to which the certificate is presented for transfer, and also, if the corporation then has one or more duly appointed and acting registrars, to the reasonable regulations of the registrar to which the new certificate is presented for registration; and provided, further, that no certificate for shares of stock shall be issued or delivered or, if issued or delivered, shall have any validity whatsoever until and unless it has been signed or authenticated in the manner provided in 12.4 hereof.

(f) To make service and publication of all notices that may be necessary or proper, and without command or direction from anyone.  In case of the absence, disability, refusal or neglect of the Secretary to make service or publication of any notices, then such notices may be served and/or published by the President or a Vice President, or by any person thereunto authorized by either of them or by the Board of Directors or by the holders of a majority of the outstanding shares of the corporation.

(g) Generally to do and perform all such duties as pertain to the office of Secretary and as may be required by the Board of Directors.

Section 8. CHIEF FINANCIAL OFFICER

8.1 Powers and Duties.  The powers and duties of the Chief Financial Officer are:

(a) To supervise and control the keeping and maintaining of adequate and correct accounts of the corporation’s properties and business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares The books of account shall at all reasonable times be open to inspection by any director.

(b) To have the custody of all funds, securities, evidence of indebtedness and other valuable documents of the corporation and, at the Chief Financial Officer’s discretion, to cause any or all thereof to be deposited for the account of the corporation with such depositary as may be designated from time to time by the Board of Directors.

(c) To receive or cause to be received, and to give or cause to be given, receipts and acquittances for moneys paid in for the account of the corporation.

(d) To disburse, or cause to be disbursed, all funds of the corporation as may be directed by the Board of Directors, taking proper vouchers for such disbursements.

(e) To render to the President and to the Board of Directors, whenever they may require, accounts of all transactions and of the financial condition of the corporation.

(f) Generally to do and perform all such duties as pertain to the office of Chief Financial Officer and as may be required by the Board of Directors.

Section 9. COMMITTEES OF THE BOARD

9.1 Appointment and Procedure.  The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the Board.  The Board may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee.  The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors.

9.2 Powers.  Any committee appointed by the Board of Directors, to the extent provided in the resolution of the Board or in these By-Laws, shall have all the authority of the Board except with respect to:

(a) the approval of any action which requires the approval or vote of the shareholders;

(b) the filling of vacancies on the Board or on any committee;

(c) the fixing of compensation of the directors for serving on the Board or on any committee;

(d) the amendment or repeal of By-Laws or the adoption of new By-Laws;

(e) the amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

(f) a distribution to the shareholders of the corporation, except at a rate, in a periodic amount or within a price range set forth in the articles or determined by the Board; and

(g) the appointment of other committees of the Board or the members thereof.

9.3 Executive Committee.  In the event that the Board of Directors appoints an Executive Committee, such Executive Committee, in all cases in which specific direction to the contrary shall not have been given by the Board of Directors, shall have and may exercise, during the intervals between the meetings of the Board of Directors, all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation (except as provided in 9.2 hereof) in such manner as the Executive Committee may deem in the best interests of the corporation.

Section 10. MEETINGS OF SHAREHOLDERS

10.1 Place of Meetings.  Meetings (whether regular, special or adjourned) of the shareholders of the corporation shall be held at the principal office for the transaction of business as specified in accordance with Section 1.1 hereof, or any place within or without the State which may be designated by written consent of all the shareholders entitled to vote thereat, or which may be designated by the Board of Directors.

10.2 Time of Annual Meetings.  The annual meeting of the shareholders shall be held on the third Thursday in May of each year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day not a legal holiday, or such other time or date as may be set by the Board of Directors.

10.3 Special Meetings.  Special meetings of the shareholders may be called by the Board of Directors, the Chairman of the Board, the President or the holders of shares entitled to cast not less than 10 percent of the vote at the meeting.

10.4 Notice of Meetings.

(a) Whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given not less than 10 (or, if sent by third class mail, 30) nor more than 60 days before the day of the meeting to each shareholder entitled to vote thereat.  Such notice shall state the place, date and hour of the meeting and (1) in the case of a special meeting, the general nature of the business to be transacted, and that no other business may be transacted, or (2) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders but subject to the provisions of subdivision (b) any proper matter may be presented at the meeting for such action.  The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by the Board for election.

(b) Any shareholder approval at a meeting, other than unanimous approval by those entitled to vote, on any of the matters listed below, shall be valid only if the general nature of the proposal so approved was stated in the notice of meeting or in any written waiver of notice:

(1) a proposal to approve a contract or other transaction between the corporation and one or more of its directors, or between the corporation and any corporation, firm or association in which one or more directors has a material financial interest;

(2) proposal to amend the Articles of Incorporation;

(3) a proposal regarding a reorganization, merger or consolidation involving the corporation;

(4) a proposal to wind up and dissolve the corporation;

(5) a proposal to adopt a plan of distribution of the shares, obligations or securities of any other corporation, domestic or foreign, or assets other than money which is not in accordance with the liquidation rights of any preferred shares as specified in the Articles of Incorporation.

10.5 Delivery of Notice.  Notice of a shareholders’ meeting or any report shall be given either personally or by first class mail or in the case of a corporation with outstanding shares held of record by 500 or more persons (determined as provided in Section 605 of the California General Corporation Law) on the record date for the shareholders’ meeting, notice may be sent third class mail, or other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located.  The notice or report shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication.  An affidavit of mailing of any notice or report in accordance with the provisions of this section, executed by the Secretary, Assistant Secretary or any transfer agent, shall be prima facie evidence of the giving of the notice or report.

If any notice or report addressed to the shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice or report to all other shareholders.

10.6 Adjourned Meetings.  When a shareholders’ meeting is adjourned to another time or place, unless the By-Laws otherwise require and except as provided in this section, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than 45 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

10.7 Consent to Shareholders’ Meeting.  The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof.  All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.  Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by the California General Corporation Law to be included in the notice but not so included in the notice if such objection is expressly made at the meeting.  Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof, unless otherwise provided in the Articles of Incorporation or By-Laws, except as provided in 10.4(b).

10.8 Quorum.

(a) The presence in person or by proxy of the persons entitled to vote the majority of the voting shares at any meeting shall constitute a quorum for the transaction of business.  Except as provided in subdivision (b), the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law or the Articles of Incorporation or these By-Laws.

(b) The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of the number of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

(c) In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but no other business may be transacted, except as provided in subdivision (b).

10.9 Voting Rights.  Except as otherwise provided in the Articles of Incorporation or in any statute each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of shareholders.  Any holder of shares entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, other than elections to office, but, if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares such shareholder is entitled to vote.

10.10 Determination of Holders of Record.

(a) In order that the corporation may determine the shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days prior to the date of such meeting nor more than 60 days prior to any other action.

(b) In the absence of any record date set by the Board of Directors pursuant to subdivision (a) above, then:

(1) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(2) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board has been taken, shall be the day on which the first written consent is given.

(3) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the 60th day prior to the date of such other action, whichever is later.

(c) A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more than 45 days from the date set for the original meeting.

(d) Shareholders at the close of business on the record date are entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Articles or by agreement or applicable law.

10.11 Elections for Directors.

(a) In any election of directors, the candidates receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected; votes against the director and votes withheld shall have no legal effect

(b) Elections for directors need not be by ballot unless a shareholder demands election by ballot at the meeting and before the voting begins.

10.12 Proxies.

(a) Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares.  Any proxy purporting to be executed in accordance with the provisions of the General Corporation Law of the State of California shall be presumptively valid.

(b) No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy.  Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise provided in this section.  Such revocation may be effected by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or as to any meeting by attendance at such meeting and voting in person by the person executing the proxy.  The dates contained on the forms of proxy presumptively determine the order of execution; regardless of the postmark dates on the envelopes in which they are mailed.

(c) A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by the corporation.

10.13 Inspectors of Election.

(a) In advance of any meeting of shareholders the Board may appoint inspectors of election to act at the meeting and any adjournment thereof.  If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any meeting of shareholders may, and on the request of any shareholder or a shareholder’s proxy shall, appoint inspectors of election (or persons to replace those who so fail or refuse) at the meeting.  The number of inspectors shall be either one or three.  If appointed at a meeting on the request of one or more shareholders or proxies the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed.

(b) The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, Count and tabulate all votes or consents, determine when the polls shall close, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders.

(c) The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical.  If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all.  Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

Section 11. MEETINGS OF DIRECTORS

11.1 Place of Meetings.  Unless otherwise specified in the notice thereof, meetings (whether regular, special or adjourned) of the Board of Directors of this corporation shall be held at the principal office of the corporation for the transaction of business, as specified in accordance with Section 1 hereof, which is hereby designated as an office for such purpose in accordance with the laws of the State of California, or at any other place within or without the State which has been designated from time to time by resolution of the Board or by written consent of all members of the Board.

11.2 Regular Meetings.  Regular meetings of the Board of Directors, of which no notice need be given except as required by the laws of the State of California, shall be held after the adjournment of each annual meeting of the shareholders (which meeting shall be designated the Regular Annual Meeting) and at such other times as may be designated from time to time by resolution of the Board of Directors.

11.3 Special Meetings.  Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or the President or by any Vice President or the Secretary or by any two or more of the directors,

11.4 Notice of Meetings.  Except in the case of regular meetings, notice of which has been dispensed with, the meetings of the Board of Directors shall be held upon four (4) days’ notice by mail or forty-eight (48) hours’ notice delivered personally or by telephone telegraph or other electronic or wireless means.  If the address of a director is not shown on the records and is not readily ascertainable, notice shall be addressed to the director at the city or place in which the meetings of the directors are regularly held.  Except as set forth in 11.6, notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

11.5 Quorum.  A majority of the authorized number of directors constitutes a quorum of the Board for the transaction of business.  Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors except as otherwise provided by law.  A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

11.6 Adjourned Meetings.  A majority of the directors present whether or not a quorum is present, may adjourn any meeting to another time and place.  If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

11.7 Waiver of Notice and Consent.  Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director, All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

11.8 Action Without a Meeting.  Any action required or permitted to be taken by the Board may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action.  Such written consent or consents shall be filed with the minutes of the proceedings of the Board.  Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

11.9 Conference Telephone Meetings.  Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another.  Participation in a meeting pursuant to this section constitutes presence in person at such meeting

11.10 Meetings of Committees.  The provisions of this Article apply also to committees of the Board and incorporators and action by such committees and incorporators.

Section 12. SUNDRY PROVISIONS

12.1 Instruments in Writing.  All checks, drafts, demands for money and notes of the corporation, and all written contracts of the corporation, shall be signed by such officer or officers, agent or agents, as the Board of Directors may from time to time by resolution designate.  No officer, agent, or employee of the corporation shall have power to bind the corporation by contract or otherwise unless authorized to do so by these By-Laws or by the Board of Directors.

12.2 Fiscal Year.  The fiscal year of this corporation shall commence on January 1st and end on December 31 of each year.

12.3 Shares Held by the Corporation.  Shares in other corporations standing in the name of this corporation may be voted or represented and all rights incident thereto may be exercised on behalf of this corporation by the President or by any other officer of this corporation authorized so to do by resolution of the Board of Directors.

12.4 Certificates of Stock.  There shall be issued to each holder of fully paid shares of the capital stock of the corporation a certificate or certificates for such shares.  Every holder of shares in the corporation shall be entitled to have a certificate signed in the name of the corporation by the Chairman or Vice Chairman of the Board or the President or a Vice President and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the shareholder.  Any or all of the signatures on the certificate may be facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

12.5 Lost Certificates.  The corporation may issue a new share certificate or a new certificate for any other security in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate or the owner’s legal representative to give the corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.  The Board of Directors may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

12.6 Certification and Inspection of By-Laws.  The corporation shall keep at its principal executive office in this state, or if its principal executive office is not in this state at its principal business office in this state, the original or a copy of these By-Laws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.  If the principal executive office of the corporation is outside this state and the corporation has no principal business office in this state, it shall upon the written request of any shareholder furnish to such shareholder a copy of the By-Laws as amended to date.

12.7 Notices.  Any reference in these By-Laws to the time a notice is given or sent means, unless otherwise expressly provided, the time a written notice by mail is deposited in the United States mails, postage prepaid; or the time any other written notice is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient; or the time any oral notice is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

12.8 Reports to Shareholders.  Except as may otherwise be required by law, the rendition of an annual report to the shareholders is waived so long as there are less than 100 holders of record of the shares of the corporation (determined as provided in Section 605 of the California General Corporation Law).  At such time or times, if any, that the corporation has 100 or more holders of record of its shares, the Board of Directors shall cause an annual report to be sent to the shareholders not later than 120 days after the close of the fiscal year or within such shorter time period as may be required by applicable law, and such annual report shall contain such information and be accompanied by such other documents as may be required by applicable law.

12.9 Indemnification of Directors, Officers and Employees.

(a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any proceeding, by reason of the fact that such person is or was an agent of the corporation, to the fullest extent permitted by Section 317 of the California General Corporation Law, as amended from time to time.  The term “proceeding” and “agent” in the foregoing sentence shall have the meanings given to them in Section 317 of the California General Corporation Law, as amended from time to time.

(b) The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office, to the extent such additional rights to indemnification are authorized in the articles of the corporation.  The rights to indemnity hereunder shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of the person.  Nothing contained in this section shall affect any right to indemnification to which persons other than such directors and officers may be entitled by contract or otherwise.

(c) This section does not apply to any proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in such person’s capacity as such, even though such person may also be an agent as defined in subdivision (a) of the corporation.  The corporation shall, and it hereby agrees to, indemnify such trustee, investment manager or other fiduciary to the extent permitted by subdivision (f) of Section 207 of the California General Corporation Law, as amended from time to time.

(d) Nothing in this section shall restrict the power of the corporation to indemnify its agents under any provision of the California General Corporation Law, as amended from time to time, or under any other provision of law from time to time applicable to the corporation, nor shall anything in this section authorize the corporation to indemnify its agents in situations prohibited by the California General Corporation Law or other applicable law.

Section 13.	CONSTRUCTION OF BY-LAWS WITH REFERENCE TO PROVISIONS OF LAW

13.1 Definitions.  Unless defined otherwise in these By-Laws or unless the context otherwise requires, terms used herein shall have the same meaning, if any, ascribed thereto in the California General Corporation Law, as amended from time to time.

13.2 By-Law Provisions Additional and Supplemental to Provisions of Law.  All restrictions, limitations, requirements and other provisions of these By-Laws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal.

13.3 By-Law Provisions Contrary to or Inconsistent with Provisions of Law.  Any article, section, subsection, subdivision, sentence, clause or phrase of these By-Laws which upon being construed in the manner provided in 13.2 hereof, shall be contrary to or inconsistent with any applicable provision of law, shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these By-Laws, it being hereby declared that these By-Laws would have been adopted and each article, section, subsection, subdivision, sentence, clause or phrase thereof, irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentence clauses or phrases is or are illegal.

Section 14. ADOPTION, AMENDMENT OR REPEAL OF BY-LAWS

14.1 By Shareholders.  By-Laws may be adopted, amended or repealed by the approval of the affirmative vote of a majority of the outstanding shares of the corporation entitled to vote.

14.2 By the Board of Directors.  Subject to the right of shareholders to adopt, amend or repeal By-Laws, By-Laws other than a By-Law or amendment thereof changing the authorized number of directors may be adopted, amended or repealed by the Board of Directors.  A By-Law adopted by the shareholders may restrict or eliminate the power of the Board of Directors to adopt, amend or repeal any or all By-Laws.

CERTIFICATE OF SECRETARY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned does hereby certify that the undersigned is the Secretary of Heritage Commerce Corp, a corporation duly organized and existing under and by virtue of the laws of the State of California; that the above and foregoing By-Laws of said corporation were duly and regularly adopted as such by the Board of Directors of said corporation; and that the above and foregoing By-Laws are now in full force and effect.

Dated: September 27, 2001

/s/ Rebecca A. Levey
Secretary
Rebecca A. Levey

CERTIFICATE OF SECRETARY

I, REBECCA LEVEY, Secretary of HERITAGE COMMERCE CORP., a California corporation, do hereby certify that the following is a true and correct copy of resolutions adopted by the Shareholders of the corporation at the Annual Meeting of Shareholders duly held on May 26, 2005; that the originals thereof are contained in Minute Book of the corporation; and that such resolutions are in full force and effect and have not been altered, amended, modified or revoked:

Section 2.9 is hereby amended by deleting subparagraph (b).  Section 2.9 shall read in its entirety as follows:

2.9           Nomination, Election and Term of Office.

(a)           Nomination for election of directors may be made by the Board of Directors or by any holder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors.  Notice of intention to make any nominations shall be made in writing and shall be delivered or mailed to the President of the Corporation not less than 21 days nor more than 60 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 21 days’ notice is given to shareholders, such notice of intention to nominate shall be mailed or delivered to the President of the Corporation not later than the close of business on the tenth day following the day on which the notice of such meeting is sent by third class mail (if permitted by law), no notice of intention to make nominations shall be required.  Such notification shall contain the following information to the extent known to the notifying shareholder:

(1)           the name and address of each proposed nominee;

(2)           the principal occupation of each proposed nominee;

(3)           the number of shares of capital stock of the Corporation owned by each proposed nominee;

(4)           the name and residence address of the notifying shareholder;

(5)           the number of shares of capital stock of the Corporation owned by the notifying shareholder;

(6)           the number of shares of capital stock of any bank, bank holding company, savings and loan association or other depository institution owned beneficially by the nominee or by the notifying shareholder and the identities and locations of any such institutions;

(7)           whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged bankrupt; and

(8)           a statement regarding the nominee’s compliance with Section 2.3 of these Bylaws.

Nominations not made in accordance herewith may, in the discretion of the Chairman of the meeting, be disregarded and upon the Chairman’s instructions, the inspectors of election can disregard all votes cast for each nominee.  A copy of this paragraph shall be set forth in a notice to shareholders of any meeting at which directors are to be elected.

(b)           Directors shall be elected at each annual meeting of the shareholders to hold office until the next annual meeting.  Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.

Section 2.10 is hereby amended to read in its entirety as follows:

2.10           Removal.

(a)           Any or all of the directors may be removed without cause if such removal is approved by the affirmative vote of a majority of the outstanding shares entitled to vote at an election of directors, subject to the following:

(1)           No director may be removed (unless the entire board is removed) when the votes cast against removal, or not consenting in writing to the removal, would be sufficient to elect the director if voted cumulatively at an election at which the same total number of votes were cast (or, if the action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director’s most recent election were then being elected.

(2)           When by the provisions of the Articles the holders of the shares of any class or series, voting as a class or series, are entitled to elect one or more directors, any director so elected may be removed only by the applicable vote of the holders of the shares of that class or series.

(b)           Any reduction of the authorized number of directors or amendment reducing the number of classes of directors does not remove any director prior to the expiration of the director’s term of office.

IN WITNESS WHEREOF, I hereby set my hand this 26th day of May, 2005.

/s/ Rebecca Levey
Rebecca Levey, Secretary

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HERITAGE COMMERCE CORP

CERTIFICATE OF SECRETARY

I, Rebecca Levey, Secretary of Heritage Commerce Corp, a California corporation, do hereby certify that the Heritage Commerce Corp Board of Directors adopted resolutions amending the Heritage Commerce Corp Bylaws to permit Heritage Commerce Corp to implement a book-entry Direct Registration System, which allows shares of stock to be owned, reported, and transferred electronically without the need for physical stock certificates.  Previously the Heritage Commerce Corp Bylaws required certificates to be issued upon transfer of shares and to replace lost certificates.  Under California law, a shareholder may still receive a paper certificate upon request.  The amendments to the Bylaws become effective November 15, 2007.  The test of the amendment to Heritage Commerce Corp’s Bylaw is attached hereto.

IN WITNESS WHEREOF, I hereby set my hand this 15th day of November, 2007.

/s/ Rebecca Levey
Rebecca Levey, Corporate Secretary

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Amendment to Heritage Commerce Corp Bylaws

Effective November 15, 2007, Section 12.4 of the Bylaws of Heritage Commerce Corp was amended to read as follows:

12.4           Certificates; Direct Registration System.  Shares of the corporation’s stock may be certificated or uncertificated, as provided under the California General Corporation Law.  Any certificates that are issued shall be signed in the name of the corporation by the Chairman of the Board, the Vice Chairman of the Board, the President, or a Vice President and by the Chief Financial Officer, an Assistant Treasurer, the Corporate Secretary, or an Assistance Secretary, certifying the number of shares and the class or series of shares owned by the shareholder.  Any or all of the signatures on the certificate may be a facsimile.  In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent, or registrar at the date of issue. Shares of the corporation’s capital stock may also be evidenced by registration in the holder’s name in uncertificated, book-entry form on the books of the corporation in accordance with a direct registration system approved by the Securities and Exchanges Commission and by any securities exchange on which the stock of the corporation may from time to time be traded.

Transfers of shares of stock of the corporation shall be made by the transfer agent and registrar on the books of the corporation after receipt of a request with proper evidence of succession, assignment, or authority to transfer by the record holder of such stock, or by an attorney lawfully constituted in writing, and in the case of stock represented by a certificate, upon surrender of the certificate.  Subject to the foregoing, the Board of Directors shall have power and authority to make such rules and regulations as it shall deem necessary or appropriate concerning the issue, transfer, and registration of shares of stock of the corporation, and to appoint and remove transfer agents and registrars of transfers.

Effective November 15, 2007, Section 12.5 of the Bylaws of Heritage Commerce Corp was amended to read as follows:

12.5           Lost Certificates.  Any person claiming a certificate of stock to be lost, stolen, mislaid, or destroyed shall make an affidavit or affirmation of that fact and verify the same in such manner as the Board of Directors may require, and shall, if the Board of Directors so requires, give the corporation, its transfer agent, registrars, and/or other agents a bond of indemnity in form approved by counsel, and in amount and with such sureties as may be satisfactory to the corporate secretary of the corporation, before a new certificates (or uncertificated shares in lieu of a new certificate) may be issued of the same tenor and for the same number of shares as the one alleged to have been lost, stolen, mislaid, or destroyed.

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CERTIFICATE OF SECRETARY

I, Rebecca Levey, Secretary of Heritage Commerce Corp, a California corporation, do hereby certify that the following is a true and correct copy of resolutions adopted by the Board of Directors of the corporation at its meeting held on December 16, 2008; that the originals thereof are contained in Minute Book of the corporation; and that such resolutions are in full force and effect and have not been altered, attended, modified or revoked;

Effective December 16, 2008, Section 2.2 of the Bylaws of Heritage Commerce Corp to read in its entry as follows:

2.2           Number.  The number of the corporation’s directors shall be not less than eleven nor more than twenty-one, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board or by resolution of a majority of the shareholders at any meeting thereof.  Notwithstanding anything in these bylaws to the contrary, for so long as the corporation’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Designated Preferred Stock”) is outstanding: (i) whenever, at an time or times, dividends payable on the shares of Designated Preferred Stock have not been paid for an aggregate of six quarterly Dividend Periods (as defined in the Certificate of Determination for the Designated Preferred Stock) or more, whether or not consecutive, the authorized number of directors all automatically be increased by two (but shall in no event be increased to a number of directors that is greater than the maximum number of directors set forth in Section 2.2 of these bylaws); and (ii) this sentence may not be modified, amended or repealed by the corporation’s board or directors (or any committee thereof) or without the affirmative vote and approval of (x) the stockholders and (y) the holders of at least a majority of the shares of Designated Preferred Stock outstanding at the time of such vote and approval.

Dated:  December 19, 2008

/s/ Rebecca Levey
Rebecca Levey, Corporate Secretary

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